SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: March 19, 1997

                           QUEEN SAND RESOURCES, INC.
               (Exact name of registrant as specified in charter)

  Delaware                          0-21179                      75-2615565
Jurisdiction of                  Commission File              I.R.S. Employer
Incorporation                       Number                    Identification
                                                                   Number

             3500 Oak Lawn, Suite 380, LB#31, Dallas, TX 75219-4398
                    (Address of principal executive offices)

                  Registrant's telephone number: (214) 521-9959

Item 4. Changes in Registrant's Certifying Accountant.

     On March 13, 1997, the Registrant dismissed KPMG Peat Marwick LLP ("KPMG") as its certifying accountant and on March 13, 1997, the Registrant retained Ernst & Young LLP ("E&Y") as its certifying accountant.

     KPMG's reports on the Registrant's consolidated financial statements for the fiscal years ended June 30, 1996 and 1995 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

     The decision to engage E&Y as set forth above and to dismiss KPMG was approved by the Board of Directors of the Registrant.

     In connection with the audits of the consolidated financial statements of the Registrant for the fiscal year ended June 30, 1996 and for the period from August 9, 1994 (inception) through June 30, 1995, and during the period commencing July 1, 1996 through March 12, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

Item 7. Financial Statements and Exhibits.

Exhibits

16.  Letter on Change in Certifying Accountant




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            QUEEN SAND RESOURCES, INC.


                                             By: /s/Edward J. Munden
                                             -----------------------
                                             Edward J. Munden,
                                             President

Dated: March 19, 1997